UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2007
TEMPLE-INLAND INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	75-1903917
(State or other jurisdiction of	001-08634	(I.R.S. Employer
incorporation or organization)		Identification No.)
1300 MoPac Expressway South
Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 434-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 29, 2007, Temple-Inland Inc. (“Temple-Inland”) announced that its Board of Directors had formally approved the spin-off distributions (the “Distributions”) to its stockholders of all of the shares of common stock, par value $1.00 per share, of Forestar Real Estate Group Inc. (“Forestar”), a wholly-owned subsidiary of Temple-Inland that holds directly or indirectly the assets and liabilities associated with Temple-Inland’s real estate business, and Guaranty Financial Group Inc. (“Guaranty”), a wholly-owned subsidiary of Temple-Inland that holds directly or indirectly the assets and liabilities associated with Temple-Inland’s financial services business. To implement the spin-offs, Temple-Inland will distribute to its stockholders one share of Forestar and one share of Guaranty common stock for every three shares of Temple-Inland common stock outstanding as of the close of business on December 14, 2007, the record date for the Distributions. The Distributions are expected to be made on December 28, 2007 and will be structured as tax-free distributions of Forestar and Guaranty common stock.
     In connection with the spin-offs, Temple-Inland has entered into definitive agreements with Forestar and Guaranty that, among other things, set forth the terms and conditions of the spin-offs and provide a framework for Temple-Inland’s relationship with Forestar and Guaranty after the spin-offs. A summary of certain important terms of the definitive agreements are referenced below.
     Separation and Distribution Agreement
     On December 11, 2007, Temple-Inland entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Forestar and Guaranty that sets forth the agreements between Temple-Inland, Forestar and Guaranty regarding the principal transactions necessary to effect the spin-offs of Forestar and Guaranty from Temple-Inland. The Separation Agreement also sets forth other agreements that will govern certain aspects of Temple-Inland’s relationship with Forestar and Guaranty after completion of the spin-offs. A copy of the Separation Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
     Tax Matters Agreement
     On December 11, 2007, Temple-Inland entered into a Tax Matters Agreement (the “Tax Matters Agreement”) with Forestar and Guaranty that governs Temple-Inland’s, Forestar’s and Guaranty’s respective rights, responsibilities, and obligations after the spin-offs with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the spin-offs, together with certain related transactions, to qualify as tax-free distributions for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended. A copy of the Tax Matters Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
     Transition Services Agreement
     On December 11, 2007, Temple-Inland entered into a Transition Services Agreement (“Transition Services Agreement”) with Forestar and Guaranty under which Forestar or Guaranty agree to provide Temple-Inland with various services, including services relating to human resources, payroll, treasury and risk management, environmental management, tax compliance, telecommunications services and information technology services. Unless otherwise indicated, the services to be provided under the Transition Services Agreement will be provided for a specified period of time not to exceed 24 months. A copy of the Transition Services Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
     Employee Matters Agreement
     On December 11, 2007, Temple-Inland entered into an Employee Matters Agreement (“Employee Matters Agreement”) with Forestar and Guaranty that allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the spin-offs, including the treatment of outstanding Temple-Inland incentive awards, and certain retirement and welfare benefit obligations. The Employee Matters Agreement will also provide that outstanding Temple-Inland stock options, and other stock-based incentive compensation awards, will be equitably adjusted in connection with the distribution. A copy of the Employee Matters Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

2.1	Separation and Distribution Agreement, dated December 11, 2007, among Forestar Real Estate Group Inc., Guaranty Financial Group Inc., and Temple–Inland Inc.

10.1	Tax Matters Agreement, dated December 11, 2007, among Forestar Real Estate Group Inc., Guaranty Financial Group Inc., and Temple–Inland Inc.

10.2	Transition Services Agreement, dated December 11, 2007, among Forestar Real Estate Group Inc., Guaranty Financial Group Inc., and Temple-Inland Inc.

10.3	Employee Matters Agreement, dated December 11, 2007, among Forestar Real Estate Group Inc., Guaranty Financial Group Inc., and Temple-Inland Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: December 11, 2007	By:	/s/ Grant F. Adamson
		Name:	Grant F. Adamson
		Title:	Chief Governance Officer

EXHIBIT INDEX

2.1	Separation and Distribution Agreement, dated December 11, 2007, among Forestar Real Estate Group Inc., Guaranty Financial Group Inc., and Temple–Inland Inc.

10.1	Tax Matters Agreement, dated December 11, 2007, among Forestar Real Estate Group Inc., Guaranty Financial Group Inc., and Temple–Inland Inc.

10.2	Transition Services Agreement, dated December 11, 2007, among Forestar Real Estate Group Inc., Guaranty Financial Group Inc., and Temple-Inland Inc.

10.3	Employee Matters Agreement, dated December 11, 2007, among Forestar Real Estate Group Inc., Guaranty Financial Group Inc., and Temple-Inland Inc.